EXHIBIT 99.2

Levitt Corporation

Consolidated Statements of Financial Condition - Unaudited

(In thousands except share data)

	June 30,	December 31,
	2004	2003
Assets
Cash and cash equivalents	$118,971	35,965
Restricted cash	4,997	3,384
Notes receivable	5,782	5,163
Inventory of real estate	383,999	257,556
Investments in real estate joint ventures	3,671	4,106
Investment in unconsolidated subsidiary	75,678	70,852
Other assets	18,006	15,034
Deferred tax asset, net	—	654

Total assets	$611,104	392,714

Liabilities and Shareholders’ Equity
Accounts payable and accrued liabilities	$50,598	39,987
Customer deposits	58,236	52,134
Current income tax payable	4,995	1,024
Notes and mortgage notes payable	175,180	111,625
Notes and mortgage notes payable to affiliates	52,939	61,618
Development bonds payable	459	850
Deferred tax liability, net	1,790	—

Total liabilities	344,197	267,238
Minority interest in consolidated joint venture	(38)	24
Shareholders’ equity:
Preferred stock, $0.01 par value
Authorized: 5,000,000 shares
Issued and outstanding: no shares	—	—
Common stock, Class A, $0.01 par value
Authorized: 50,000,000 shares
Issued and outstanding: 18,597,166 and 13,597,166 shares, respectively	186	136
Common stock, Class B, $0.01 par value
Authorized: 10,000,000 shares
Issued and outstanding: 1,219,031 and 1,219,031 shares, respectively	12	12
Additional paid-in capital	182,542	67,855
Retained earnings	83,762	57,020
Accumulated other comprehensive income	443	429

Total shareholders’ equity	266,945	125,452

Total liabilities and shareholders’ equity	$611,104	392,714

See accompanying notes to consolidated financial statements.

Levitt Corporation

Consolidated Statements of Operations — Unaudited

(In thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Revenues:
Sales of real estate	$142,530	67,039	241,053	120,003
Title and mortgage operations	1,339	577	2,309	981

Total revenues	143,869	67,616	243,362	120,984

Costs and expenses:
Cost of sales of real estate	107,676	49,151	177,341	88,675
Selling, general and administrative expenses	18,888	10,482	32,935	18,502
Interest expense, net	—	8	58	249
Other expenses	778	376	1,394	668
Minority interest	(1)	28	24	149

Total costs and expenses	127,341	60,045	211,752	108,243

	16,528	7,571	31,610	12,741
Earnings from unconsolidated subsidiary	2,775	1,940	4,861	1,806
Earnings (loss) from real estate joint ventures	2,130	231	5,737	(82)
Interest and other income	849	621	1,327	1,267

Income before income taxes	22,282	10,363	43,535	15,732
Provision for income taxes	8,595	3,997	16,793	6,072

Net income	$13,687	6,366	26,742	9,660

Earnings per common share:
Basic	$0.70	0.43	1.55	0.65
Diluted	$0.68	0.42	1.53	0.64
Weighted average common shares outstanding:
Basic	19,596	14,816	17,206	14,816
Diluted	19,638	14,816	17,245	14,816

LEVITT CORPORATION AND SUBSIDIARIES

Summary of Selected Financial Data (unaudited)

	As of or for the Three Months Ended
(dollars in thousands, except per share and average price data)	6/30/2004	3/31/2004	12/31/2003	9/30/2003	6/30/2003
Consolidated Operations:
Revenues from sales of real estate	$142,530	98,523	98,125	64,930	67,039
Cost of sales of real estate	107,676	69,665	74,269	46,487	49,151

Margin (a)	$34,854	28,858	23,856	18,443	17,888
Earnings from Bluegreen Corporation	$2,775	2,086	2,277	3,350	1,940
Selling, general & administrative expenses	$18,888	14,047	13,299	10,226	10,482
Net income	$13,687	13,055	9,499	7,661	6,366
Basic earnings per share	$0.70	0.88	0.64	0.52	0.43
Diluted earnings per share (b)	$0.68	0.87	0.63	0.50	0.42
Average shares outstanding	19,596,417	14,816,197	14,816,197	14,816,197	14,816,197
Diluted shares outstanding	19,638,094	14,852,182	14,816,197	14,816,197	14,816,197
Key Performance Ratios:
S, G & A expense as a percentage of total revenues	13.1%	14.1%	13.4%	15.6%	15.5%
Return on average shareholders’ equity, annualized (d)	27.9%	39.6%	32.6%	26.3%	22.6%
Ratio of debt to shareholders’ equity	85.6%	125.1%	138.8%	129.5%	137.6%
Ratio of debt to total capitalization	46.1%	55.6%	58.1%	56.4%	57.9%
Ratio of net debt to total capitalization	22.1%	40.8%	46.1%	43.9%	47.9%
Homebuilding Operations (e):
Revenues from sales of real estate	$125,005	78,664	87,150	52,516	44,958
Cost of sales of real estate	98,856	61,475	67,999	41,201	34,719

Margin (a)	$26,149	17,189	19,151	11,315	10,239
Overall homebuilding margin percentage (c)	20.9%	21.9%	22.0%	21.5%	22.8%
Levitt and Sons margin percentage (c)	22.5%	21.9%	22.0%	21.5%	22.8%
Construction starts	783	701	488	465	396
Homes delivered	576	341	392	247	210
Average selling price of homes delivered	$217,000	231,000	222,000	213,000	214,000
New sales contracts (units)	534	474	473	739	561
New sales contracts (value)	$134,036	130,124	115,924	170,016	126,135
Backlog of homes (units)	2,352	2,186	2,053	1,972	1,480
Backlog of homes (value)	$553,518	510,231	458,771	429,997	312,497
Land Development Operations (f):
Revenues from sales of real estate	$37,288	19,321	10,019	12,414	20,696
Cost of sales of real estate	15,702	7,968	5,878	5,197	13,061

Margin (a)	$21,586	11,353	4,141	7,217	7,635
Margin percentage (c)	57.9%	58.8%	41.3%	58.1%	36.9%
Acres sold	492	294	69	57	1,075
Inventory of real estate (acres)	8,517	4,574	4,868	4,937	4,994
Inventory of real estate (value)	$114,202	43,594	46,470	50,159	51,626
Acres subject to sales contracts	801	1,268	1,433	871	854
Acres subject to sales contracts (value)	$71,089	97,482	103,174	62,506	62,862
Consolidated Balance Sheet Data:
Cash	$118,971	45,851	35,965	36,045	28,001
Inventory of real estate	$383,999	268,410	257,556	234,854	218,473
Investment in Bluegreen Corporation	$75,678	72,496	70,852	63,583	60,224
Total assets	$611,104	418,729	392,714	356,523	329,657
Total debt	$228,578	172,906	174,093	162,585	162,208
Total liabilities	$344,197	280,432	267,238	230,750	211,568
Shareholders’ equity	$266,945	138,238	125,452	125,523	117,856

(a)	Margin is calculated as sales of real estate minus cost of sales of real estate.

(b)	Diluted earnings per share takes into account the dilution in earnings we recognize from Bluegreen as a result of outstanding securities issued by Bluegreen that enable the holders thereof to acquire shares of Bluegreen’s common stock.

(c)	Margin percentage is calculated by dividing margin by sales of real estate.

(d)	Calculated by dividing net income by average shareholders’ equity. Average shareholders’ equity is calculated by averaging beginning and end of period shareholders’ equity balances.

(e)	Excludes joint ventures. Backlog includes all homes subject to sales contracts.

(f)	Includes land sales to Homebuilding division, if any. These inter-company transactions are eliminated in consolidation.